UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

Skystar Bio-Pharmaceutical Company

(Exact name of registrant as specified in its charter)

Nevada	001-34394	33-0901534
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

4/F Building B Chuangye Square, No. 48 Keji Road,

Gaoxin District, Xi’an, Shaanxi Province, P.R. China

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (8629) 8819-3188

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

1

Explanatory Note

On March 31, 2014, Skystar Bio-Pharmaceutical Company (the “Company”) filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “10-K Filing”). The purpose of this filing is to provide updates and clarifications on certain disclosures provided under Item 1. Description of Business (Intellectual Property and Licenses) of the 10-K Filing. Except for the foregoing, no other information included in the 10-K Filing is being updated by this filing and the 10-K Filing continues to speak as of the date of such filing and the Company has not updated the 10-K Filing to reflect events occurring subsequently thereto. Accordingly, this filing should be read in conjunction with our filings made with the SEC subsequent to the filing of the 10-K Filing.

Item 8.01 Other Events.

Intellectual Property and Licenses

The Company relies on a combination of trademark, copyright and trade secret protection laws in China and other jurisdictions, as well as confidentiality procedures and contractual provisions to protect its intellectual property and brand.

On September 23, 2009, the Company purchased an exclusive aquaculture vaccine technology from and signed a collaborative research and development agreement with China’s Fourth Military Medical University (“FMMU”) for approximately $1.2 million (RMB 8 million), granting the Company exclusive rights to sell and market the aquaculture vaccine through 2020. The patent on this acquired technology expired in December 2011. However, the Company retains know-how for the production line for the vaccine. In collaboration with FMMU, we are in a position to produce the first vaccine in China designed to prevent and treat certain bacterial infection and diseases in marine life without causing harmful side effects. Based on its first-to-market status, the MOA has issued a Grade I Veterinary Certificate for our vaccine.

In 2013 and 2014, the Company filed four additional patent applications with the PRC SIPO. In April 2014, SIPO granted two of such patent applications (for Live Trivalent Attenuated Coccidiosis for poultry and Multi-Immune Transfer Factor, an immunity boosting supplement). SIPO has issued to Skystar patent numbers 2013103474397 and 2013102595286, respectively, in connection with these applications. In addition, the PRC SIPO issued two additional patent application numbers 2014100550285 and 2014100559364, pending completion of the SIPO patent application review.

The Company intends to seek other licenses or apply for exclusivity as necessary in order to protect its rights, and it also enters into confidentiality, non-compete and invention assignment agreements with the Company’s employees and consultants and nondisclosure agreements with third parties. Skywing, Stardove, Tian Xing, Hao Shou Yi, and the Chinese characters that transliterate as “Jia Teng Jun,” "Jia Teng", “Lan Yuan Kang”, “Bao Li Jian”, and “Bi Ke Ting” are the Company’s registered trademarks in the PRC.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2014

Skystar Bio-Pharmaceutical Company

By:	/s/ Bing Mei
Bing Mei, CFO

3